UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2016

MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200
Coppell, Texas 75019
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Mannatech, Incorporated (the “Company”) held its 2016 Annual Shareholders’ Meeting on June 2, 2016.  The Company’s shareholders considered three proposals, each of which is described in the Proxy Statement.  A total of 2,039,606 shares were represented in person or by proxy, or approximately 75% of the total shares outstanding.  The final results of votes with respect to the proposals submitted for shareholder vote at the 2016 Annual Shareholders’ Meeting are set forth below.

Proposal 1 – Election of Directors

Shareholders elected J. Stanley Fredrick and Eric W. Schrier as Class II Directors.

Director	For	Withheld	Broker Non-Votes
J. Stanley Fredrick	1,183,911	65,090	790,605
Eric W. Schrier	1,184,123	64,878	790,605

Proposal 2 – Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

Shareholders ratified the appointment of BDO USA, LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain
2,000,847	22,042	16,717

Proposal 3 – Approval, on an advisory basis, of Executive Compensation (“Say-on-Pay”)

Shareholders approved, on an advisory basis, executive compensation.

For	Against	Abstain	Broker Non-Votes
1,221,469	22,655	4,877	790,605

The Company’s press release related to the foregoing event is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit

99.1*	Press Release dated June 3, 2016 entitled “Mannatech Announces Results of Annual Shareholders’ Meeting.”

* furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Dated: June 3, 2016	By:	/s/ David Johnson
David Johnson Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit

99.1*	Press Release dated June 3, 2016 entitled “Mannatech Announces Results of Annual Shareholders’ Meeting.”

* furnished herewith.